UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 30, 2014

AMERICAN HONDA FINANCE CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

001-36111	California	95-3472715
(Commission File Number)	(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

20800 Madrona Avenue, Torrance, California	90503
(Address of Principal Executive Offices)	(Zip Code)

(310) 972-2288

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On June 30, 2014, Honda Canada Finance Inc. (“HCFI”), a subsidiary of American Honda Finance Corporation, amended (the “Amendment”) its C$1.3 billion ($1.2 billion) Second Amended and Restated Credit Agreement, dated March 24, 2014, among HCFI, as the borrower, the lenders party thereto, and Canadian Imperial Bank of Commerce, as administrative agent, joint bookrunner and co-lead arranger, RBC Capital Markets, as joint bookrunner and co-lead arranger, BMO Capital Markets, as co-lead arranger, The Toronto-Dominion Bank, as co-arranger and co-syndication agent, Bank of Tokyo-Mitsubishi UFJ (Canada), as co-arranger and co-syndication agent, Bank of Montreal, as co-syndication agent, Royal Bank of Canada, as co-syndication agent, Mizuho Bank, Ltd., Canada Branch, as documentation agent (as amended by the Amendment, the “Credit Agreement”). The Amendment increased the amount HCFI may borrow under the Credit Agreement from up to C$500 million ($452 million) to C$800 million ($724 million), effective on June 30, 2014, on a one year revolving basis (from March 24, 2014). HCFI may continue to borrow up to C$800 million ($724 million) on a five-year revolving basis (from March 24, 2014) under the Credit Agreement.

Certain of the lenders party to the Credit Agreement, as well as certain of their respective affiliates, have performed, and may in the future perform, commercial banking, investment banking, underwriting and other financial advisory services for HCFI and its affiliates, for which they have received, and will receive, customary fees and expenses.

The foregoing description of the Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Credit Agreement and the Amendment. A copy of the Amendment is included in this Form 8-K as Exhibit 10.1 and is incorporated herein by reference. A copy of the Credit Agreement, without the Amendment, is included in American Honda Finance Corporation’s Form 8-K filed on March 27, 2014.

References to “C$” are to the Canadian dollar. This report contains translations of certain Canadian dollar amounts into U.S. dollars at the rate specified below solely for your convenience. These translations should not be construed as representations that the Canadian dollar amounts actually represent such U.S. dollar amounts or that they could be converted into U.S. dollars at the rate indicated. U.S. dollar equivalents for “C$” amounts are calculated based on an exchange rate of 1.1050 per U.S. dollar as of March 31, 2014.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above under Item 1.01 is hereby incorporated by reference in its entirety in this Item 2.03.

Item 8.01 Other Events.

HCFI’s commercial paper program was increased from C$1.625 billion ($1.5 billion) to $2.0 billion ($1.8 billion) on June 30, 2014. HCFI’s commercial paper program is supported by the Credit Agreement.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Amendment, dated as of June 30, 2014, between HCFI and Canadian Imperial Bank of Commerce, as administrative agent, for and behalf of the banks party to the Credit Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN HONDA FINANCE CORPORATION

Date: July 2, 2014	By:	/s/ Paul C. Honda
Paul C. Honda Vice President and Assistant Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	Amendment, dated as of June 30, 2014, between HCFI and Canadian Imperial Bank of Commerce, as administrative agent, for and behalf of the banks party to the Credit Agreement.